EXHIBIT 3.1

SECRETARY OF STATE
[STATE SEAL]
STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that QUARTZ VENTURES, INC., did on July 22, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.





IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 25, 2005.


          DEAN HELLER
          Secretary of State
          By  /s/Unknown
          Certification Clerk


[GREAT SEAL OF STATE]


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                                STATE OF NEVADA
                                  [STATE SEAL]
                                 OFFICE OF THE
                               SECRETARY OF STATE


                                  DEAN HELLER
                               SECRETARY OF STATE

                                 RENEE L. PARKER
                                  CHIEF DEPUTY
                               SECRETARY OF STATE

                                  PAMELA RUCKEL
                                DEPUTY SECRETARY
                               FOR SOUTHERN NEVADA

                                CHARLES E. MCCRE
                            SECURITIES ADMINISTRATOR

                                SCOTT W ANDERSON
                                DEPUTY SECRETARY
                            FOR COMMERCIAL RECORDINGS

                                   ELLICK HSU
                                DEPUTY SECRETARY
                                  FOR ELECTIONS


                                         Certified Copy
                                                                    July25, 2005

 Job Number:       C20050725-0042
 Reference Number: 00000300443-14
 Expedite:
 Through Date:

 The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

 Document Number(s)    Description                             Number of Pages
 20050285454-25        Articles of Incorporation               3 Pages/1 Copies



    Respectfully,

    /s/ DEAN HELLER

    DEAN HELLER
    Secretary of State

By  /s/ Unknown
    Certification Clerk

[GREAT SEAL OF STATE]


                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138


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[STATE SEAL]

DEAN HELLER
SECRETARY OF STATE
208 NORTH CARSON STREET
CARSON CITY, NEVADA 89701-4069
(775) 684-5708
WEBSITE: SECRETARYOFSTATE.BIZ

Entity: E0477222005-0
Document Number:  20050285454-25
Date Filed:  07/22/05  3:20:02 PM
In the office of /s/ DEAN HELLER

Dean Heller
Secretary of State

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

Important:  Read attached instructions        ABOVE SPACE IS FOR OFFICE USE ONLY
            before completing form.


1.  Name of             Quartz Ventures, Inc.
    Corporation:

2.  Resident Agent      Empire Stock Transfer Inc.
    Name and Street     7251 West Lake Mead Boulevard Suite 300, Las Vegas, NV
    Address:            89128

3.  Shares:             Number of shares with par value:
                        75,000,000      Par value $.001

4.  Name & Address      Glenn Ennis
    of Board of         2215 Alder Street  Vancouver  BC  V6H 285
    Director/Trustee:

5.  Purpose:            The purpose of the Corporation shall be:
                        Mineral exploration

6.  Name, Adress        Leah Finke      /s/ LEAH FINKE
    and signature of    7251 West Lake Mead Boulevard Suite 300, Las Vegas, NV
    incoporator:        89128

7.  Certificate of      I hereby accept appointment as Resident Agent for the
    Acceptance of       above named corporation.
    Appointment of      /s/ LEAH FINKE                   7/22/2005
    Resident Agent:     Authorized Signature of R.A      Date
                        on behalf of R.A. Company



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                            ARTICLES OF INCORPORATION
                                       OF
                              QUARTZ VENTURES, INC.

FIRST. THE NAME OF THE CORPORATION IS QUARTZ VENTURES, INC.

SECOND. THE REGISTERED OFFICE OF THE CORPORATION IN THE STATE OF NEVADA IS LOCATED AT 7251 WEST LAKE MEAD BLVD SUITE 300, LAS VEGAS, NV 89128. THE CORPORATION MAY MAINTAIN AN OFFICE, OR OFFICES, IN SUCH OTHER PLACES WITHIN OR WITHOUT THE STATE OF NEVADA AS MAY BE FROM TIME TO TIME DESIGNATED BY THE BOARD OF DIRECTORS OR THE BY-LAWS OF THE CORPORATION. THE CORPORATION MAY CONDUCT ALL CORPORATION BUSINESS OF EVERY KIND AND NATURE OUTSIDE THE STATE OF NEVADA AS WELL AS WITHIN THE STATE OF NEVADA.

THIRD. THE OBJECTS FOR WHICH THIS CORPORATION IS FORMED ARE TO ENGAGE IN ANY LAWFUL ACTIVITY.

FOURTH: THE TOTAL NUMBER OF COMMON STOCK AUTHORIZED THAT MAY BE ISSUED BY THE CORPORATION IS SEVENTY FIVE MILLION 0546000 SHARES OF COMMON STOCK WITH' A PAR VALUE OF ONE TENTH OF ONE CENT ($6401) PER SHARE AND NO OTHER CLASS OF STOCK SHALL AUTHORIZED. THE CORPORATION MAY FROM TIME ISSUE SAID SHARES FOR SUCH CONSIDERATION AS THE BOARD OF DIRECTORS MAY FIX.

FIFTH. THE GOVERNING BOARD OF THE CORPORATION SHALL BE KNOWN AS DIRECTORS, AND THE NUMBER OF DIRECTORS MAY FROM TIME TO TIME BE INCREASED OR DECREASED IN SUCH MANNER AS SHALL BE PROVIDED BY THE OF THIS CORPORATION, PROVIDING THAT THE NUMBER OF DIRECTORS SHALL NOT BE REDUCED TO FEWER THAN ONE (1). THE FIRST BOARD OF DIRECTORS SHALL BE ONE (1) IN NUMBER AND THE NAME AND POST OFFICE ADDRESS OR THIS DIRECTOR is:

            NAME:                GLENN ENNIS
            ADDRESS:             2215 ALDER STREET
                                 VANCOUVER, BC V6H2R8

SIXTH. THE TOTAL STOCK OF THE CORPORATION, AFTER THE AMOUNT OF THE SUBSCRIPTION PRICE OR PAR VALUE, HAS BEEN PAID IN, SHALL NOT BE SUBJECT TO ASSESSMENT TO PAY THE DEBTS OF THE CORPORATION.


SEVENTH, THE NAME AND POST OFFICE-ADDRESS OF THE INCORPORATOR SIGNING THE ARTICLES OF INCORPORATION IS AS FOLLOWS:


            NAME:              LEAH FINKE
            ADDRESS:           7251 WEST LAKE MEAD BLVD SUITE 300
                               LAS VEGAS, NEVADA 89128


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EIGHTH. THE RESIDENT AGENT FOR THIS CORPORATION SHALL BE EMPIRE STOCK TRANSFER
INC. THE ADDRESS OF THE RESIDENT AGENT AND THE REGISTERED OR STATUTORY ADDRESS OF THIS CORPORATION IN THE STATE OF NEVADA SHALL BE 7251 WEST LAKE MEAD BLVD SUITE 300 LAS VEGAS, NV 89128.

NINTH. THE CORPORATION IS TO HAVE PERPETUAL EXISTENCE.

TENTH. THE BOARD OF DIRECTORS SHALL ADOPT THE INITIAL BYLAWS OF THE CORPORATION. THE BOARD OF DIRECTORS SHALL ALSO HAVE THE POWER TO ALTER, AMEND OR REPEAL THE BY-LAWS, OR TO ADOPT NEW BY-LAWS, EXCEPT AS OTHERWISE MAY BE SPECIFICALLY PROVIDED IN THE BY-LAWS.

ELEVENTH. THE BOARD OF DIRECTORS SHALL HAVE THE AUTHORITY TO OPEN BANK ACCOUNTS AND ADOPT BANKING RESOLUTIONS ON BEHALF OF THE CORPORATION.

TWELVETH. NO DIRECTOR OR OFFICER OF THE CORPORATION SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ANY OF ITS STOCKHOLDERS FOR DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR OR OFFICER INVOLVING ANY ACT OR OMISSION OF ANY SUCH DIRECTOR OR OFFICER, PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT ELIMINATE, OR LIMIT THE LIABILITY OF A DIRECTOR. OR OFFICER (I) FOR ACTS OR OMISSIONS WHICH INVOLVE INTENTIONAL MISCONDUCT FRAUD OR A KNOWING VIOLATION OF THE LAW, OR (II) THE PAYMENT OF DIVIDENDS IN VIOLATION OF SECTION 78.300 OF NEVADA REVISED STATUTES. ANY REPEAL OR MODIFICATION OF THIS ARTICLE BY THE STOCKHOLDERS OF THE CORPORATION SHALL BE PROSPECTIVE ONLY, AND SHALL NOT ADVERSELY AFFECT ANY LIMITATIONS ON THE PERSONAL LIABILITY OF A DIRECTOR OR OFFICER OFTHE CORPORATION FOR ACTS OR OMISSIONS PRIOR TO SUCH REPEAL OR MODIFICATION.

THIRTEENTH. THE CORPORATION RESERVES THE RIGHT TO AMEND, ALTER, CHANGE OR REPEAL ANY PROVISION CONTAINED IN THE ARTICLES OF INCORPORATION, IN THE MANNER NOW OR HEREAFTER PRESCRIBED BY STATUTE, OR BY THE ARTICLES OF INCORPORATION, AND ALL RIGHTS CONFERRED UPON STOCKHOLDERS HEREIN ARE GRANTED SUBJECT TO THIS RESERVATION.

I, THE UNDERSIGNED, BEING THE INCORPORATOR HEREINBEFORE NAMED FOR THE PURPOSE OF FORMING A CORPORATION PURSUANT TO GENERAL CORPORATION LAW OF THE STATE OF NEVADA, DO MAKE AND FILE THESE ARTICLES OF INCORPORATION, HEREBY DECLARING AND CERTIFYING THAT THE FACTS HEREIN STATED ARE TRUE, AND ACCORDINGLY HAVE HEREUNTO SET MY HAND THIS JULY 22, 2005.

/s/LEAH FINKE
____________________
LEAH FINKE
INCORPORATOR


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Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.


                         CERTIFIED TO BE THE BYLAWS OF:

                              QUARTZ VENTURES, INC.

                                      PER:

                                /s/ GLENN ENNIS,
                           __________________________
                            Glenn Ennis, Secrectary


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                              QUARTZ VENTURES, INC.
                                 (the "Company")

RESOLUTIONS CONSENTED TO IN WRITING BY THE SOLE DIRECTOR OF QUARTZ VENTURES, INC. IN ACCORDANCE WITH THE PROVISIONS OF ITS BYLAWS

APPOINTMENT OF OFFICERS

Whereas the person named below has consented in writing to act as the President, Chief Executive Officer, Secretary and Treasurer of the Company, BE IT RESOLVED THAT the following person be and is hereby appointed to the offices set out opposite his name to hold office at the pleasure of the Directors:


                      Glenn Ennis        President, C.E.O.
                                         Secretary and Treasurer

ADOPTION OF BYLAWS

BE IT RESOLVED THAT the form of Bylaws of the Company as presented to the directors of the Company be adopted and that the Secretary be and is hereby instructed to cause the same to be inserted in the Company's Minute Book immediately following the Articles of Incorporation and the Certificate of Incorporation.

FORM OF SHARE CERTIFICATE

BE IT RESOLVED THAT the form of share certificate included with the Company's minute book be the form of share certificate of the Company.

ISSUANCE OF SHARES

BE IT RESOLVED THAT the Board of Director be and it is hereby is authorized in its discretion to issue shares of the Company to the full number of shares authorized by the Certificate of Incorporation in such number and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.

BANK AND SIGNING OFFICERS

BE IT RESOLVED THAT the Bank of Montreal be appointed the banker of the Company, and that the Company do adopt as its banking resolutions the form of banking resolutions prescribed by the Company's bankers and that Glenn Ennis be and they are hereby authorized to execute as an act of the Company such banking documents under the corporate seal of the Company where required.


         I, the undersigned, being the sole Director of the Company, hereby consent to the foregoing resolutions.

         DATED a of this 22nd day of July, 2005.

        /s/GLENN ENNIS
        ______________
        Glenn Ennis